                                   EXHIBIT 99

                            JOINT FILER INFORMATION

Name:                        Urstadt Property Company, Inc.

Address:                     2 Park Place, Bronxville, New York  10708

Designated Filer:            Charles J. Urstadt

Issuer & Ticker Symbol:      Urstadt Biddle Properties Inc. (UBP)(Common Stock))

Date of Event

Requiring Statement:         January 29, 2004

Signature:                   By:      /s/ Charles J. Urstadt

                                      ----------------------

                                      Charles J. Urstadt

                                      Chairman